[Arter & Hadden Letterhead]




                                  June 11, 1996



The Addressees Listed on Schedule I hereto


                   ContiMortgage Home Equity Loan Trust 1996-2
            ContiMortgage Home Equity Loan Pass-Through Certificates
            --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ContiSecurities Asset Funding Corp., a Delaware corporation (the "Depositor"), in connection with the issuance and sale of certificates representing undivided fractional interests in the ContiMortgage Home Equity Loan Trust 1996-2 (the "Trust") pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, ContiMortgage Corporation ("ContiMortgage") and
Manufacturers and Traders Trust Company ("Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

         In that connection, we have examined: (a) the Certificate of Incorporation and the By-Laws of the Depositor; (b) certified copies of resolutions of the Board of Directors of the Depositor adopted by unanimous written consent on June 11, 1996; (c) an executed copy of the Pooling and Servicing Agreement, (d) an executed copy of the Insurance Agreement dated June 1, 1996 (the "Insurance Agreement"), among the Depositor, ContiMortgage, MBIA Insurance Corporation (the "Certificate Insurer") and the Trustee; (e) the Underwriting Agreement dated May 15, 1996 (the "Underwriting Agreement"), between the Depositor and CS First Boston Corporation, as Representative of the several Underwriters (the "Underwriters"); (f) the Indemnification Agreement dated as of May 15, 1996 among the Depositor, the Certificate Insurer and the Underwriters (the "Indemnification Agreement") (the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Underwriting Agreement are collectively referred to as the "Agreements"), (g) specimens of the Class A-1, Class A-2, Class A-3 and Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-10IO (collectively, the "Class A Certificates") Class B-IO, and Class R Certificates (collectively, with the Class A Certificates, the "Certificates") issued pursuant to the Pooling and Servicing Agreement; (h) Registration Statement No. 33-99340 on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") and any amendments thereto; (i) the Prospectus (the "Prospectus") as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 relating to the offering of the Class A Certificates, including the basic Prospectus dated April 17, 1996 (the "Basic Prospectus") and the Prospectus Supplement dated May 15, 1996 (the "Prospectus Supplement"); and
(j) such other documents as we have deemed necessary or appropriate for

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the purposes of this  opinion.  In rendering our legal  opinions  herein we have
relied  as  to  certain  factual  matters  upon   certificates  of  officers  or
representatives of the Depositor and statements and certificates of public officials and others. We have not made any independent investigation of such factual matters; however, in the course of our representation of the Depositor in connection with the Pooling and Servicing Agreement, nothing has come to our attention that leads us to believe that such certifications or statements are false.

         Based on the foregoing, and subject to the qualifications, limitations and exceptions noted below, we are of opinion as follows:

       (i) The Certificates, assuming due execution by the Depositor and due authentication and delivery by the Trustee and delivery pursuant to the Depositor's instructions, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

      (ii) Upon receipt by the Trustee of the Notes evidencing the Home Equity Loans, endorsed as described in the Pooling and Servicing Agreement, and the receipt by the Depositor of the purchase price for the Certificates and for so long as the Trustee maintains actual physical possession of such Notes,
                  (a) the Trustee shall be vested with the Depositor's title to, and shall obtain all right, title and interest of the Depositor in, each Home Equity Loan conveyed by the Depositor and (b) in the event that the sale of the Home Equity Loans were to be recharacterized as a financing secured by the Home Equity Loans, the Trustee would have a first perfected security interest in the Notes evidencing the Home Equity Loans received by the Trustee.

     (iii) The Registration Statement has become effective under the Act and, to the best of our knowledge, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Certificates (including the Prospectus Supplement) and has not initiated or threatened any proceeding for that purpose.

      (iv) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

       (v) The Registration Statement as of the date on which it was declared effective and the Prospectus Supplement as of the date thereof (other than the financial and statistical data included therein, as to which we do not express any opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

      (vi) Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Agreement under the Investment Company Act of 1940 is currently required.

     (vii) The statements set forth in the Basic Prospectus under the captions "Description of the Certificates" and "Administration" and in the Prospectus Supplement under the captions "Description of the Class A Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

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    (viii)        The  statements  set  forth in the  Basic  Prospectus  and the
                  Prospectus    Supplement    under    the    captions    "ERISA
                  Considerations" and "Certain Federal Income Tax Consequences" to the extent that they constitute matters of federal law,
                  provide  a  fair  and   accurate   summary   of  such  law  or
                  conclusions.

      (ix) Neither the Depositor nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

       (x) Assuming that (a) the Trustee causes certain assets of the Trust Estate, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Lower-Tier REMIC and the Upper-Tier REMIC will each be treated as a REMIC, the Class A Certificates (other than the Class A-10IO Certificates) and the Upper-Tier A-IO Certificates will be treated as the "regular interests" in the Upper-Tier REMIC and the Upper-Tier REMIC Residual Class will be treated as the sole "residual interest" in the Upper-Tier REMIC. The Class A-10IO Certificates are not themselves on interest in a REMIC, but they represent the sum of the specified portions of interest from the Upper-Tier A-IO Certificates. The Lower-Tier Interests A-1 through A-9 and the Lower-Tier B-IO Interest will be treated as the "regular interests" in the REMIC and the Class R Certificates will be treated as the sole "residual Interest" in the Lower-Tier REMIC.

      (xi) To the best of our knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC.

     (xii) As a consequence of the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as REMICs, the Class A Certificates (other than the Class A-10IO Certificates) and the Upper-Tier A-IO Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as REMICs, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Class A Certificates (other than the Class A-10IO Certificates) and the Upper-Tier A-IO Certificates are treated as "real estate assets" under Section 856(c) of the Code.

         In passing on the form of the Registration Statement and the Prospectus, we necessarily assumed the correctness of the statements made or included therein by the Depositor and take no responsibility therefor except insofar as such statements relate to the description of the Certificates and the Pooling and Servicing Agreement or the matters referred in clauses and above or relate to us. Nevertheless, in the course of the preparation of the Registration Statement and Prospectus we had discussions with officials of the Depositor with regard to the requirements of the Act and the rules and regulations thereunder with reference to the preparation of registration statements and prospectuses. Nothing has come to our attention in the course of our examination of the Registration Statement and the Prospectus or in our discussions or otherwise which would lead us to believe that the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a

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material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial or statistical data contained in the Registration Statement) or that the Prospectus, as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except as to financial or statistical data contained in the Prospectus and the statements set forth in the Prospectus under the caption "The Certificate Insurer," as to which we do not express any view); or that any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the date hereof (other than any document filed at the request of either of the Underwriters to the extent such document relates to Computational Materials (as defined in the Underwriting Agreement)) contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement which have not been filed or described as required.

         In rendering the foregoing opinion, we made the following assumptions:

         (1)      the  parties  thereto  (other  than  the  Depositor)  have the
                  corporate   power  to  enter  into  and   perform   all  their
                  obligations under the Agreements;

         (2) the due authorization, execution and delivery of the Agreements by the parties thereto (other than the Depositor), and the validity and binding effect on the parties thereto (other than the Depositor) of the Agreements;

         (3)      the genuineness of all signatures; and

         (4) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

         As to the opinion  expressed  in clause , we assume that the parties to the Pooling and Servicing Agreement have and will perform their respective obligations thereunder, including, with respect to the Trustee's rights as a perfected lienholder under the Mortgages, the execution, delivery and proper recordation of assignments in form and substance sufficient to effectuate the assignment of Mortgages from the Depositor as seller to the Trustee on behalf of the Trust in the appropriate jurisdictions following payment of legal and sufficient consideration therefor, without any such Mortgage having been satisfied or released, or the underlying obligation discharged, and without the Trustee having actual or constructive notice of the existence of any claim, lien, charge, mortgage, security interest, encumbrance or right of the Depositor, or creditors of the Depositor or others. Further, we have assumed the absence of any defense against enforcement of, or right of offset against, each such Note and the related Mortgage. We have undertaken no independent review of the Home Equity Loans, including the Notes, Mortgages and title thereto, and have relied solely upon the representations of ContiMortgage in the Pooling and Servicing Agreement that it has good and indefeasible title to the Home Equity Loans.

         This opinion is limited to matters involving the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware.
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         This letter,  and the legal opinions herein,  are intended to be relied upon solely by the addressees hereof and solely for the purposes of the transactions contemplated by the Agreements and are not to be relied upon by any other person or entity, or for any other purpose.

         We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result.

         We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

                                                     Very truly yours,




                                                     ARTER & HADDEN
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